EXHIBIT 99.1

Sun American Bancorp Announces Reverse Stock Split

BOCA RATON, Fla., May 22, 2007 (PRIME NEWSWIRE) -- As previously announced, Sun American Bancorp's Board of Directors has authorized a 1-for-2.5 reverse stock split of its common stock. The stock split will be effective with respect to stockholders of record at the opening of trading on the Nasdaq Global Market on May 23, 2007. The reverse stock split will reduce the number of outstanding shares of the Company's common stock to approximately 10,933,230 shares.

Sun American's common stock will trade under the symbol "SAMBD" for 20 trading days beginning on May 23, 2007 to designate that it is trading on a post-reverse split basis. The common stock will resume trading under the symbol "SAMB" after the 20-day period has expired.

Sun American's stockholders previously approved an amendment to the Company's Amended and Restated Certificate of Incorporation to effectuate the stock split at a special meeting held on December 27, 2006.

Sun American Bancorp (Nasdaq:SAMB) is the bank holding company for Sun American Bank. Sun American Bancorp (the "Company") currently has 15 branch banks with the latest branch opened on May 14, 2007, at 9293 Glades Road, in Boca Raton Florida.

The Company recently reported it authorized a stock repurchase program permitting the Company to repurchase up to one million of its shares of common stock over the next 12 months.

The Company also previously reported $609 million in assets at the end of the first quarter of 2007.

The Sun American Bancorp logo is available at http://www.primenewswire.com/newsroom/prs/?pkgid=3685

Forward-Looking Statements

This news release of Sun American Bancorp (the "Company") contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While forward-looking statements sometimes are presented with numerical specificity, they are based on various assumptions made by management regarding future events over which we have little or no control. Forward-looking statements may include, without limitation, statements relating to the Company's plans, strategies, objectives, expectations and intentions and are intended to be made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words including "anticipate," "believe," "estimate," "forecast," "expect," "intend," "plan" and similar expressions. The Company's ability to predict projected results or the effect of events on the Company's operating results is inherently uncertain. Forward-looking statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those discussed in this news release. We caution readers that forward-looking statements, including without limitation, those relating to future business prospects, revenues, working capital, liquidity, and income, are subject to certain risks and uncertainties that would cause actual results to differ materially from those indicated in the forward-looking statements. Factors that could affect the Company's assumptions and predictions include, but are not limited to, the risk that: (i) loan losses would have a material adverse effect on the Company's financial condition and operating results; (ii) a decline in the value of the collateral securing the Company's loans could result in an increase in losses on foreclosure; (iii) the Company's growth strategy may not be successful; (iv) the geographical concentration of the Company's business in Florida makes it highly susceptible to local economic and business conditions; (v) changes in interest rates may adversely affect the Company's financial condition; and (vi) competition from other financial institutions could adversely affect the Company's profitability and growth. As a result, potential investors are cautioned not to place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and the Company undertakes no obligation to update or revise any forward-looking statements.

CONTACT:  Sun American Bancorp
          Michael E. Golden, President and CEO
          Robert Nichols, CFO
          (561) 544-1908